Exhibit 12(b)
Andrew Chen, Chief Executive Officer, and Adelina Louie, Chief Financial Officer of The Taiwan Fund, Inc. (the “Fund”), each certify that:

1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Andrew Chen

Andrew Chen
Chief Executive Officer of The Taiwan Fund, Inc.

Date:	November 1, 2008

By:	/s/ Adelina Louie

Adelina Louie
Chief Financial Officer of The Taiwan Fund, Inc.

Date:	November 1, 2008

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